UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2020
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Amendment No. 2 to Credit Agreement
On February 28, 2020, Tupperware Brands Corporation (the “Company”) and its wholly owned subsidiaries Tupperware Nederland B.V., Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd. entered into Amendment No. 2 (“Amendment No. 2”) to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, as amended by Amendment No. 1, dated as of August 28, 2019 (as so amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A. as administrative agent, and the lenders party thereto.
Among other changes to the Credit Agreement, Amendment No. 2 modifies the financial covenant in the Credit Agreement that requires the Company to maintain at the end of each measurement period a specified ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA (the “Consolidated Leverage Ratio”). Prior to Amendment No. 2, the Consolidated Leverage Ratio was not greater than or equal to 3.75 to 1.00. Following Amendment No. 2, the Company is required to maintain at the last day of each measurement period a Consolidated Leverage Ratio not greater than or equal to the ratio as set forth below opposite the period that includes such day (or, if such day does not end on the last day of the calendar quarter, that includes the last day of the calendar quarter that is nearest to such day).

Period	Consolidated Leverage Ratio
From the Amendment No. 2 effective date to and including June 27, 2020	5.75 to 1.00
September 26, 2020	5.25 to 1.00
December 26, 2020	4.50 to 1.00
March 27, 2021	4.00 to 1.00
June 26, 2021 and thereafter	3.75 to 1.00

Amendment No. 2 eliminates the requirement that a Non-Investment Grade Ratings Event must occur before the Company is required to cause the Additional Guarantee and Collateral Requirement to be satisfied. Pursuant to Amendment No. 2, the Company will now be required to cause certain of its domestic subsidiaries to become guarantors and to pledge, and to cause certain of its domestic subsidiaries to pledge, additional collateral.
A copy of Amendment No. 2 is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of Amendment No. 2 is qualified in its entirety by reference to such exhibit. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement, as further amended by Amendment No. 2.
Item 9.01(d) Financial Statements and Exhibits

Exhibit 10.1
Amendment No. 2, dated as of February 28, 2020, to Credit Agreement, dated as of March 29, 2019, among Tupperware Brands Corporation, Tupperware Nederland B.V., Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1
Amendment No. 2, dated as of February 28, 2020, to Credit Agreement, dated as of March 29, 2019, among Tupperware Brands Corporation, Tupperware Nederland B.V., Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: February 28, 2020	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary